UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Shareholders of INTL FCStone Inc. was held on February 26, 2015. The final voting results for each matter submitted to a vote of the Shareholders are as follows:

Item 1. With respect to the election of nine directors to hold office for a term expiring at the 2016 annual meeting or until their respective earlier death, resignation or removal, votes were validly cast as follows for the following persons as directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Paul G. Anderson	12,618,819	86,382	3,352,522
Scott J. Branch	12,484,846	220,355	3,352,522
John M. Fowler	12,517,497	187,704	3,352,522
Edward J. Grzybowski	12,670,400	34,801	3,352,522
Daryl K. Henze	12,581,682	123,519	3,352,522
Bruce Krehbiel	12,511,688	193,513	3,352,522
Sean M. O'Connor	12,648,013	57,188	3,352,522
Eric Parthemore	12,304,772	400,429	3,352,522
John Radziwill	12,544,421	160,780	3,352,522

Item 2. KPMG LLP was ratified as the Company's independent registered public accounting firm for the 2015 fiscal year with the following vote:

FOR	15,433,556
AGAINST	618,215
ABSTAIN	5,952
BROKER NON-VOTES	—

Item 7.01. Regulation FD Disclosure.
During the regular meeting of the Board of Directors held February 26, 2015, following the Annual Meeting of the Shareholders of INTL FCStone Inc., John Radziwill was elected as Chairman of the Board of Directors.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
March 2, 2015	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer